Exhibit (h)(8)

NORTHERN INSTITUTIONAL FUNDS

SERVICE PLAN FOR THE SERVICE CLASS

AND THE PREMIER CLASS

WHEREAS, Northern Institutional Funds (the “Trust”) engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, each of the Trust’s money market investment portfolios (the “Portfolios”) are divided into three separate classes of shares: the Shares, the Service Shares and the Premier Shares;

WHEREAS, the Trust, on behalf of the Service Shares and the Premier Shares of each Portfolio, desires to adopt a Service Plan and the Board of Trustees of the Trust has determined that there is a reasonable likelihood that adoption of this Service Plan (the “Plan”) will benefit the Trust and its shareholders; and

WHEREAS, institutions (including The Northern Trust Company (“Northern Trust”)) may act directly or indirectly as nominees and recordholders of the Service Shares and the Premier Shares of the Portfolios for their respective customers who are or may become beneficial owners of such shares (the “Customers”), provide service to other institutions intended to facilitate or improve such other institutions’ services to their Customers and/or perform certain account administration and shareholder liaison services with respect to their Customers pursuant to agreements under the Plan (the “Agreements”).

NOW, THEREFORE, the Trust, on behalf of the Service Shares and the Premier Shares of each Portfolio, hereby adopts this Plan on the following terms and conditions:

1.        (a)       The Trust, on behalf of the Service Shares and the Premier Shares of each Portfolio, is authorized to pay to Northern a monthly or quarterly service fee in respect of (i) administrative support services performed and expenses incurred in connection with such Portfolio’s Service Shares and Premier Shares and (ii) personal and account maintenance services performed and expenses incurred in connection with such Portfolio’s Premier Shares as set forth below. The fee paid for such services (the “Service Fee”) during any one year shall be based on the services provided and shall not exceed (i) 0.00% of the average daily net asset value of the Service Shares or Premier Shares of each Portfolio, other than the Treasury Portfolio; (ii) 0.00% of the average daily net asset value of the Service Shares of the Treasury Portfolio; and (iii) 0.05% of the average daily net asset value of the Premier Shares of the Treasury Portfolio for such period. Northern Trust Investments, Inc. (“Northern”) shall determine the amount of the Service Fee to be paid to one or more brokers, dealers, other financial institutions or other industry professionals (collectively, “Service Agents”) and the basis on which such payments will be made. Payments to a Service Agent will be subject to compliance by the Service Agent with the terms of the related Plan agreement entered into by the Service Agent. The Service Fees payable pursuant to this Plan shall not pertain to services or expenses which are primarily intended to result in the sale of Service Shares and Premier Shares.

(b)     Payments of the Service Fee with respect to Service Shares and Premier Shares shall be used to compensate or reimburse Northern Trust and the Service Agents for administrative support services and expenses, which may include without limitation: (i) acting or arranging for another party to act, as recordholder and nominee of Service Shares and Premier Shares of a Portfolio beneficially owned by Customers; (ii) establishing and maintaining individual accounts and records with respect to Service Shares and Premier Shares of a Portfolio owned by Customers; (iii) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange Service Shares and Premier Shares of a Portfolio; (iv) receiving and transmitting funds representing the purchase price or redemption proceeds of Service Shares and Premier Shares of a Portfolio; (v) processing dividend payments on behalf of Customers; (vi) forwarding shareholder communications from the Trust (such as proxy statements and proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices); (vii) providing such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state law; (viii) facilitating the inclusion of a Portfolio in investment, retirement, asset allocation, cash management or sweep accounts or similar programs or services offered to their Customers or to Customers of other Service Agents; (ix) facilitating electronic or computer trading and/or processing in a Portfolio to their Customers or to Customers of other Service Agents; and (x) performing any other similar administrative support services.

(c)     Payments of the Service Fee with respect to the Premier Shares shall also be used to compensate or reimburse Northern Trust and the Service Agents for personal and account maintenance services and expenses, which may include, without limitation: (i) providing facilities to answer inquiries and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Portfolio; (ii) assisting Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the Service Agents; (iii) providing services to Customers intended to facilitate, or improve their understanding of the benefits and risks of, a Portfolio to Customers, including asset allocation and other similar services; (iv) acting as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; and (v) performing any similar personal and account maintenance services.

2.          This Plan shall not take effect as to any Portfolio until the Plan, together with any related agreements, has been approved for such Portfolio by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not “interested persons” of the Trust and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the “non-interested Trustees”) cast in person at a meeting (or meetings) called for the purpose of voting on the Plan and such related agreements.

3.          This Plan, as amended, shall remain in effect until December 1, 2016 and shall continue in effect thereafter so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 2.

4.        The Trust’s Board of Trustees shall receive, and the Trustees shall review, at least quarterly, a written report on the Service Fees paid by the Service Shares and Premier Shares of the Portfolios and the purposes for which those expenditures were made.

5.        Northern shall monitor the services provided under the Plan and each Agreement to ensure that: (1) the services contracted for are being performed by the intermediaries; (2) no distribution services are being paid for under the Plan or any Agreement; and (3) intermediary invoices are accurate and correctly processed. The foregoing shall be supervised and overseen by the Trust’s chief compliance officer. If the Service Organization is also providing services primarily intended to result in the sale of Portfolio shares, such services and fees related thereto will be subject to a separate agreement between the Service Agents and Northern, as the Portfolios may not pay any distribution fees from their assets.

6.        This Plan may be terminated as to the Service Shares and the Premier Shares of any Portfolio at any time by vote of a majority of the non-interested Trustees.

7.        This Plan may not be amended to increase materially the amount of compensation payable pursuant to paragraph 1 hereof unless such amendment is approved in the manner provided for initial approval in paragraph 2 hereof. No material amendment to the Plan shall be made unless approved in the manner provided in paragraph 2 hereof.

8.        The Trust shall preserve copies of this Plan, and any related agreements and all reports made pursuant to paragraph 4 hereof, for a period of not less than six years from the date of the Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

Adopted:	January 27, 1998
Amended:	February 2, 2001; February 13, 2004; November 19, 2015; November 14, 2019

SERVICING AGREEMENT FOR

NORTHERN INSTITUTIONAL FUNDS SERVICE SHARES

Gentlemen:

The Trust is an open-end management investment company that includes various money market investment portfolios (the “Portfolios”). Shares of each Portfolio are divided into three separate classes, including the Service Shares.

You are a bank, a trust company or other financial institution (the “Service Agent”) with customers who are or may become the beneficial owners of Service Shares of one or more Portfolios (the “Customers”). You are willing to perform certain services with respect to the Customers investing in Service Shares of one or more Portfolios. In addition, you may wish to offer to your Customers an automated cash management sweep program (hereinafter the “Program”) under which funds in the Customers’ accounts over a specified minimum amount will be “swept” (i.e., automatically transmitted) on a daily basis into Service Shares of one or more Portfolios. Accordingly, the Service Agent and The Northern Trust Company (“Northern”) agree as follows:

1.        With respect to Customers who beneficially own Service Shares, the Service Agent hereby agrees to perform the following administrative support services: (a) establish and maintain individual accounts and records with respect to Service Shares owned by each Customer; (b) process and issue confirmations concerning Customer orders to purchase, redeem and exchange shares promptly and in accordance with the then-effective prospectus for Service Shares; (c) receive and transmit funds representing the purchase price or redemption proceeds of Service Shares; (d) process dividend payments on behalf of Customers; (e) forward to Customers shareholder communications from the Trust (such as proxy statements and proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices); and (f) provide such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state laws.

2.1      The Service Agent may establish a Program for its Customers upon such terms and conditions (including the types of accounts eligible to participate in such a Program; the minimum account balances over which funds in such accounts will be swept into Service Shares; the minimum excess balances in such accounts, if any, which will be swept; and the frequency of sweeps of excess account balances) as the Service Agent shall determine. No Customer account shall be permitted to participate in the Program except upon the execution by the Customer of (a) an account opening agreement, (b) authorization for the Service Agent to effect the sweep of funds in such accounts in accordance with the terms of the Program, and (c) all necessary Trust account application forms.

2.2      The Service Agent will be responsible for providing all electronic data processing facilities as shall be necessary to establish and operate the Program, and for the proper transmission of funds and appropriate instructions to the Trust. The procedures for the purchase and redemption of Service Shares, including all relevant time and notification requirements, specified in the then-effective prospectus of the Service Shares, shall govern the purchase and redemption of Service Shares for the accounts of Service Agent Customers under this Agreement, including the purchase and redemption of Service Shares pursuant to the Program. The Service Agent will cooperate with, and provide information about its services under their Agreement reasonably requested by the Trust’s chief compliance officer.

2.3      The Service Agent will have exclusive responsibility for establishing and operating the Program for its Customers. The Trust’s responsibilities with respect to the Program shall be limited to the proper handling of “swept” funds properly transmitted by the Service Agent, and the proper implementation of Customer and Service Agent share purchase and redemption instructions. The Service Agent agrees that the Trust and its agents shall have no responsibility or liability to review any purchase or redemption request which is presented by the Service Agent to determine whether such request is genuine or authorized by the Customer of the Service Agent. The Trust and its agents shall be entitled to rely conclusively on any purchase or redemption request communicated by the Service Agent, and shall have no liability whatsoever for any losses, claims or damages to or against the Service Agent or any Customer resulting from a failure of the Service Agent to transmit any such request, or from any errors contained in any request.

3.        The Service Agent shall furnish such office space, equipment, facilities, computer hardware and software, and personnel as is necessary to perform its duties hereunder. The Service Agent shall bear all costs incurred by it in performing such duties.

4.        For the services provided and the expenses incurred by the Service Agent hereunder, Northern on behalf of each Portfolio will not pay to the Service Agent any fee based on the average daily net asset value of the Service Shares of such Portfolio which are owned beneficially by Customers through the Service Agent during such period.

5.1      In effecting the purchase or redemption of Service Shares in accordance with the provisions of the Program or otherwise, the Service Agent represents as follows: (a) it shall act solely as agent or fiduciary for the account of its Customer; (b) each purchase or redemption of Service Shares on behalf of its Customer shall be initiated solely upon the instruction and order of the Customer or pursuant to the Service Agent’s proper exercise of investment discretion; and (c) the Customer will have full beneficial ownership of any Service Shares purchased upon its authorization and order. Under no circumstances will the Service Agent make any oral or written representations to the contrary.

5.2      In performing its duties hereunder, the Service Agent will act in conformity with the then-effective prospectuses and statements of additional information of the Service Shares for the Portfolios, the Investment Company Act of 1940 (the “1940 Act”) and all other applicable federal and state banking, securities and other laws, regulations and rulings and the constitution, by-laws, and rules of any applicable self-regulatory organization. The Service Agent will assume sole responsibility for its compliance with applicable federal and state laws and regulations, and shall rely exclusively upon its own determination, or that of its legal advisers, that the performance of its duties hereunder complies with such laws and regulations. Under no circumstances shall the Trust, Northern or any of their affiliates be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Service Agent or any Customer of the Service Agent concerning the applicability of any federal or state laws or regulations to the activities described herein. The Service Agent shall perform its duties hereunder in a manner consistent with the customs and practices of other financial institutions that provide similar services.

5.3        Representations and Warranties. The Service Agent represents and warrants that:

(a)

it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and that its execution of this Agreement and provision of services hereunder has been duly authorized and will not violate (i) its charter documents or by-laws, (ii) any laws, rules or regulations, or (iii) any other agreement to which it is a party;

(b)	it will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless it has obtained the licenses required by such law;

(c)

it will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Trust and Northern, which requirements shall survive the term of this Agreement;

(d)

it has adequate policies and procedures in place to prevent violations of law (including rules 22c-1 and 22c-2 under the 1940 Act) and the requirements of the Trust’s then effective prospectuses and statements of additional information related to timely order-taking and market timing activity. If shares of the Portfolios will be held via an omnibus account, the Service Agent represents that it will be responsible for the collection and payment to the Trust of any redemption fees, based upon the terms outlined in the Trust’s then effective prospectuses and statements of additional information, subject to any exclusions provided therein; and

(e)

its Customers who own shares of one or more of the Portfolios will be “U.S. persons” and any offering or other solicitation activities in which it engages will be conducted solely within the “United States,” in each case as defined in Rule 902 promulgated under the Securities Act of 1933, as amended (the “1933 Act”), and it will receive and maintain duly executed and completed Internal Revenue Service Form W-9’s for each Customer and will update such Form W-9’s as may be required by law.

5.4        With respect to the purchase, redemption or exchange of Service Shares for Customer accounts with respect to which the Service Agent is a fiduciary under state or federal trust or comparable fiduciary requirements, or, in the case of any such accounts which are subject to the Employee Retirement Income Security Act of 1974, as amended, the Service Agent is a fiduciary or party in interest, the Service Agent represents that the purchase, redemption or exchange of Service Shares, and the Service Agent’s receipt of the relevant fee described in paragraph 4 hereof, is permissible under all such applicable requirements and complies with any restrictions, limitations or procedures under such requirements.

5.5        The Service Agent agrees to comply with applicable laws, regulations, orders and self-regulatory organization rules and guidance governing the detection, prevention and reporting of money laundering and terrorist financing activities, including, but not limited to: (1) provisions of the USA PATRIOT Act of 2001 and regulations and orders thereunder; (2) provisions of the Bank Secrecy Act and regulations thereunder; (3) relevant rules and regulations promulgated by the Office of Foreign Assets Control; (4) relevant rules and guidance of the Financial Industry Regulatory Authority, Inc.; and (5) all recordkeeping, reporting and auditing requirements of these laws, regulations, rules and orders.

5.6        Shareholder Information (Rule 22c-2)

(a)        Agreement to Provide Information. With respect to any accounts with the Trust maintained by the Service Agent, the Service Agent agrees to provide to the Trust, upon the Trust’s written request or the written request of the Trust’s designated agent (“agent”) (or the Trust’s or its agent’s authorized affiliates), the Taxpayer Identification Number (“TIN”), Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier (“GII”), if known, of any or all holders of shares of the Portfolios (“Shareholders”) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholders) or account (if known), and the amount, date, transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares held through the account during the period covered by the request.

(i)        Period Covered by Request. Requests will set forth a specific period for which transaction information is sought, which generally will not exceed ninety (90) days (or any three (3) month period, as applicable) of transaction information. The Trust or its agent may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Trust.

(ii)      Form and Timing of Response. The Service Agent agrees to provide, promptly upon the request of the Trust or its agent, the requested information specified in paragraph 5.6. If requested by the Trust or its agent, the Service Agent agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in paragraph 5.6(a) is itself a financial intermediary (“Indirect Intermediary”) and, upon further request of the Trust or its agent, promptly either (x) provide (or arrange to have provided) the information set forth herein for those Shareholders who hold an account with an Indirect Intermediary or (y) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, shares issued by the Trust. The Service Agent additionally agrees to inform the Trust or its agent whether it plans to perform the duties set forth in sub-paragraphs (x) or (y) of this paragraph. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Trust should be consistent with the NSCC Standardized Data Reporting Format or another industry standardized data reporting format.

(iii)    Limitations on Use of Information. The Trust agrees, on its own behalf and on behalf of its affiliates, not to use the information received pursuant to paragraph 5.6(a) for marketing or any other similar purpose without the Service Agent’s prior written consent.

(b)          Agreement to Restrict Trading. The Service Agent agrees to execute written instructions from the Trust or its agent to restrict or prohibit further purchases or exchanges of shares by a Shareholder that has been identified by the Trust or its agent as having engaged in transactions in shares (directly or indirectly through an account with the Service Agent) that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Trust.

(i)       Form of Instructions. Instructions to restrict trading must include the Shareholder(s)’ TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii)      Timing of Response. The Service Agent agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after its receipt of the instructions by the Service Organization.

(iii)     Confirmation. The Service Agent agrees to provide written confirmation to the Trust or its agent that instructions have been executed. The Service Agent agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

6.1          This Agreement shall become effective on the date hereof and, unless sooner terminated, shall continue in effect until the December 1 of the next year following the year in which this Agreement becomes effective, and thereafter shall continue automatically for successive annual periods ending on December 1, provided that it is approved annually by a vote of a majority of the Trustees of the Trust, including a majority of those Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Service Plan for the Service Class and the Premier Class, this Agreement or any related agreements (the “Independent Trustees”) cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement may be terminated at any time, without penalty, by Northern (including by vote of a majority of the Independent Trustees) or by Service Agent upon notice to the other party. All material amendments to this Agreement must be in writing and must be approved by the Independent Trustees in the manner described above for continuing this Agreement.

6.2          The Service Agent agrees to indemnify Northern and the Trust and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) the Trust from and against any losses, claims, damages, expenses (including fees and expenses of counsel) or liabilities (“Damages”) to which Northern, the Trust or such person may become subject in so far as such

Damages arise out of the failure of the Service Agent or its employees, agents or Customers to comply with the Service Agent’s obligations under this Agreement. Notwithstanding the foregoing, neither Northern nor the Trust shall be entitled to be indemnified for Damages arising out of its or its agent’s or employee’s gross negligence. The foregoing indemnity agreement shall be in addition to any liability the Service Agent may otherwise have.

7.        The Service Agent shall be deemed to be an independent contractor and not an agent of Northern or the Trust for all purposes hereunder and shall have no authority to act for or represent Northern or the Trust. In addition, no officer or employee of the Service Agent shall be deemed to be an employee or agent of the Trust or Northern, nor will be subject, in any respect, to the supervision of Northern or any affiliate thereof. Neither the Service Agent nor any of its officers, employees or agents are authorized to make any representations concerning the Trust or Service Shares except those contained in the Trust’s then-current prospectuses and statements of additional information for Service Shares or in such supplemental literature or advertising as may be authorized by the Trust. The fees payable to the Service Agent pursuant to this Agreement shall not pertain to services or expenses which are primarily intended to result in the sale of Service Shares.

8.        This Agreement has been approved by vote of a majority of (i) the Board of Trustees and (ii) the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

9.        The Declaration of Trust establishing Northern Institutional Funds, dated July 1, 1997, together with all amendments thereto (the “Declaration”), is on file with the Trust. The name “Northern Institutional Funds” refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and the obligations of the Trust or a Portfolio or class thereof are not binding upon any of the Trustees, officers or shareholders individually, but bind only the Trust Property of the applicable Portfolio or class thereof. Only the Service Shares of a particular Portfolio shall be responsible for the fees payable hereunder with respect to such Shares.

10.      If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of Illinois (except with respect to paragraph 9, which will be governed by the laws of Delaware) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the undersigned at Northern Trust Investments, Inc., 50 South LaSalle, Chicago, IL 60675.

Very truly yours,

NORTHERN TRUST
INVESTMENTS, INC.

Date:	By:
Authorized Officer

Accepted and Agreed to:

(Name of Service Agent)

Date:	By:
Authorized Officer

Address:

NIFServSharesAgr.doc

SERVICING AGREEMENT FOR

NORTHERN INSTITUTIONAL FUNDS PREMIER SHARES

Gentlemen:

The Trust is an open-end management investment company that includes various money market investment portfolios (the “Portfolios”). Shares of each Portfolio are divided into three separate classes, including the Premier Shares.

You are a bank, a trust company or other financial institution (the “Service Agent”) with customers who are or may become the beneficial owners of Premier Shares of one or more Portfolios (the “Customers”). You are willing to perform certain services with respect to the Customers investing in the Premier Shares of one or more Portfolios. In addition, you may wish to offer to your Customers an automated cash management sweep program (hereinafter the “Program”) under which funds in the Customers’ accounts over a specified minimum amount will be “swept” (i.e., automatically transmitted) on a daily basis into shares of one or more Portfolios. Accordingly, the Service Agent and The Northern Trust Company (“Northern”) agree as follows:

1.        With respect to Customers who beneficially own Premier Shares, the Service Agent hereby agrees to perform the following administrative support services: (a) establish and maintain individual accounts and records with respect to Premier Shares owned by each Customer; (b) process and issue confirmations concerning Customer orders to purchase, redeem and exchange shares promptly and in accordance with the then-effective prospectus for Premier Shares; (c) receive and transmit funds representing the purchase price or redemption proceeds of Premier Shares; (d) process dividend payments on behalf of Customers; (e) forward to Customers shareholder communications from the Trust (such as proxy statements and proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices); and (f) provide such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state laws. With respect to Customers who beneficially own Premier Shares, the Service Agent hereby agrees to perform the following personal and account maintenance services: (a) provide facilities to answer inquiries and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Portfolio; (b) assist Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the Service Agents; (c) provide services to Customers intended to facilitate, or improve their understanding of the benefits and risks of, a Portfolio to Customers, including asset allocation and other similar services; (d) act as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; and (e) perform any similar personal and account maintenance services.

2.1      The Service Agent may establish a Program for its Customers upon such terms and conditions (including the types of accounts eligible to participate in such a Program; the minimum account balances over which funds in such accounts will be swept into Premier Shares; the minimum excess balances in such accounts, if any, which will be swept; and the frequency of sweeps of excess account balances) as the Service Agent shall determine. No Customer account shall be permitted to participate in the Program except upon the execution by the Customer of (a) an account opening agreement, (b) authorization for the Service Agent to effect the sweep of funds in such accounts in accordance with the terms of the Program, and (c) all necessary Trust account application forms.

2.2      The Service Agent will be responsible for providing all electronic data processing facilities as shall be necessary to establish and operate the Program, and for the proper transmission of funds and appropriate instructions to the Trust. The procedures for the purchase and redemption of Premier Shares, including all relevant time and notification requirements, specified in the then-effective prospectus of the Premier Shares, shall govern the purchase and redemption of Premier Shares for the accounts of Service Agent Customers under this Agreement, including the purchase and redemption of Premier Shares pursuant to the Program. The Service Agent will cooperate with, and provide information about its services under their Agreement reasonably requested by the Trust’s chief compliance officer.

2.3      The Service Agent will have exclusive responsibility for establishing and operating the Program for its Customers. The Trust’s responsibilities with respect to the Program shall be limited to the proper handling of “swept” funds properly transmitted by the Service Agent, and the proper implementation of Customer and Service Agent share purchase and redemption instructions. The Service Agent agrees that the Trust and its agents shall have no responsibility or liability to review any purchase or redemption request which is presented by the Service Agent to determine whether such request is genuine or authorized by the Customer of the Service Agent. The Trust and its agents shall be entitled to rely conclusively on any purchase or redemption request communicated by the Service Agent, and shall have no liability whatsoever for any losses, claims or damages to or against the Service Agent or any Customer resulting from a failure of the Service Agent to transmit any such request, or from any errors contained in any request.

3.        The Service Agent shall furnish such office space, equipment, facilities, computer hardware and software, and personnel as is necessary to perform its duties hereunder. The Service Agent shall bear all costs incurred by it in performing such duties.

4.        For the services provided and the expenses incurred by the Service Agent hereunder, Northern on behalf of the Treasury Portfolio will pay to the Service Agent a quarterly fee equal on an annual basis to 0.05% of the average daily net asset value of the Premier Shares of Treasury Portfolio which are owned beneficially by Customers through the Service Agent during such period. Northern on behalf of each Portfolio, other than the Treasury Portfolio, will not pay to the Service Agent any fee based on the average daily net asset value of the Premier Shares of such Portfolio which are owned beneficially by Customers through the Service Agent during such period. If the total fees to be accrued by a Portfolio on any day with respect to Premier Shares of such Portfolio exceed the net income, exclusive of such fees, to be accrued by such Portfolio on Premier Shares, the fee payable to the Service Agent with respect to such Portfolio on such day will be reduced by an amount equal to the Service Agent’s proportionate share of such excess with respect to Premier Shares, in order to avoid adversely affecting the net asset value per share of such class.

5.1        In effecting the purchase or redemption of Premier Shares in accordance with the provisions of the Program or otherwise, the Service Agent represents as follows: (a) it shall act solely as agent or fiduciary for the account of its Customer; (b) each purchase or redemption of Premier Shares on behalf of its Customer shall be initiated solely upon the instruction and order of the Customer or pursuant to the Service Agent’s proper exercise of investment discretion; and (c) the Customer will have full beneficial ownership of any Premier Shares purchased upon its authorization and order. Under no circumstances will the Service Agent make any oral or written representations to the contrary.

5.2        In performing its duties hereunder, the Service Agent will act in conformity with the then-effective prospectuses and statements of additional information of the Premier Shares for the Portfolios, the Investment Company Act of 1940 (the “1940 Act”) and all other applicable federal and state banking, securities and other laws, regulations and rulings and the constitution, by-laws, and rules of any applicable self-regulatory organization. The Service Agent will assume sole responsibility for its compliance with applicable federal and state laws and regulations, and shall rely exclusively upon its own determination, or that of its legal advisers, that the performance of its duties hereunder complies with such laws and regulations. Under no circumstances shall the Trust, Northern or any of their affiliates be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Service Agent or any Customer of the Service Agent concerning the applicability of any federal or state laws or regulations to the activities described herein. The Service Agent shall perform its duties hereunder in a manner consistent with the customs and practices of other financial institutions that provide similar services.

5.3        Representations and Warranties. The Service Agent represents and warrants that:

(a)

it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and that its execution of this Agreement and provision of services hereunder has been duly authorized and will not violate (i) its charter documents or by-laws, (ii) any laws, rules or regulations, or (iii) any other agreement to which it is a party;

(b)	it will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless it has obtained the licenses required by such law; and

(c)

it will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Trust and Northern, which requirements shall survive the term of this Agreement;

(d)

it has adequate policies and procedures in place to prevent violations of law (including rules 22c-1 and 22c-2 under the 1940 Act) and the requirements of the Trust’s then effective prospectuses and statements of additional information related to timely order-taking and market timing activity. If shares of the Portfolios will be held via an omnibus account, the Service Agent represents that it will be responsible for the collection and payment to the Trust of any redemption fees, based upon the terms outlined in the Trust’s then effective prospectuses and statements of additional information, subject to any exclusions provided therein; and

(e)

its Customers who own shares of one or more of the Portfolios will be “U.S. persons” and any offering or other solicitation activities in which it engages will be conducted solely within the “United States,” in each case as defined in Rule 902 promulgated under the Securities Act of 1933, as amended (the “1933 Act”), and it will receive and maintain duly executed and completed Internal Revenue Service Form W-9’s for each Customer and will update such Form W-9’s as may be required by law.

5.4        With respect to the purchase, redemption or exchange of Premier Shares for Customer accounts with respect to which the Service Agent is a fiduciary under state or federal trust or comparable fiduciary requirements, or, in the case of any such accounts which are subject to the Employee Retirement Income Security Act of 1974, as amended, the Service Agent is a fiduciary or party in interest, the Service Agent represents that the purchase, redemption or exchange of Premier Shares, and the Service Agent’s receipt of the relevant fee described in paragraph 4 hereof, is permissible under all such applicable requirements and complies with any restrictions, limitations or procedures under such requirements.

5.5        The Service Agent agrees to comply with applicable laws, regulations, orders and self-regulatory organization rules and guidance governing the detection, prevention and reporting of money laundering and terrorist financing activities, including, but not limited to: (1) provisions of the USA PATRIOT Act of 2001 and regulations and orders thereunder; (2) provisions of the Bank Secrecy Act and regulations thereunder; (3) relevant rules and regulations promulgated by the Office of Foreign Assets Control; (4) relevant rules and guidance of the Financial Industry Regulatory Authority, Inc.; and (5) all recordkeeping, reporting and auditing requirements of these laws, regulations, rules and orders.

5.6         Shareholder Information (Rule 22c-2)

(a)        Agreement to Provide Information. With respect to any accounts with the Trust maintained by the Service Agent, the Service Agent agrees to provide to the Trust, upon the Trust’s written request or the written request of the Trust’s designated agent (“agent”) (or the Trust’s or its agent’s authorized affiliates), the Taxpayer Identification Number (“TIN”), Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier (“GII”), if known, of any or all holders of shares of the Portfolios (“Shareholders”) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholders) or account (if known), and the amount, date, transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares held through the account during the period covered by the request.

(i)        Period Covered by Request. Requests will set forth a specific period for which transaction information is sought, which generally will not exceed ninety (90) days (or any three (3) month period, as applicable) of transaction information. The Trust or its agent may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Trust.

(ii)      Form and Timing of Response. The Service Agent agrees to provide, promptly upon the request of the Trust or its agent, the requested information specified in paragraph 5.6. If requested by the Trust or its agent, the Service Agent agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in paragraph 5.6(a) is itself a financial intermediary (“Indirect Intermediary”) and, upon further request of the Trust or its agent, promptly either (x) provide (or arrange to have provided) the information set forth herein for those Shareholders who hold an account with an Indirect Intermediary or (y) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, shares issued by the Trust. The Service Agent additionally agrees to inform the Trust or its agent whether it plans to perform the duties set forth in sub-paragraphs (x) or (y) of this paragraph. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Trust should be consistent with the NSCC Standardized Data Reporting Format or another industry standardized data reporting format.

(iii)      Limitations on Use of Information. The Trust agrees, on its own behalf and on behalf of its affiliates, not to use the information received pursuant to paragraph 5.6(a) for marketing or any other similar purpose without the Service Agent’s prior written consent.

(b)         Agreement to Restrict Trading. The Service Agent agrees to execute written instructions from the Trust or its agent to restrict or prohibit further purchases or exchanges of shares by a Shareholder that has been identified by the Trust or its agent as having engaged in transactions in shares (directly or indirectly through an account with the Service Agent) that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Trust.

(i)        Form of Instructions. Instructions to restrict trading must include the Shareholder(s)’ TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii)      Timing of Response. The Service Agent agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after its receipt of the instructions by the Service Organization.

(iii)      Confirmation. The Service Agent agrees to provide written confirmation to the Trust or its agent that instructions have been executed. The Service Agent agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

6.1      This Agreement shall become effective on the date hereof and, unless sooner terminated, shall continue in effect until the December 1 of the next year following the year in which this Agreement becomes effective, and thereafter shall continue automatically for successive annual periods ending on December 1, provided that it is approved annually by a vote of a majority of the Trustees of the Trust, including a majority of those Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Service Plan for the Service Class and the Premier Class, this Agreement or any related agreements (the “Independent Trustees”) cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement may be terminated at any time, without penalty, by Northern (including by vote of a majority of the Independent Trustees) or by Service Agent upon notice to the other party. All material amendments to this Agreement must be in writing and must be approved by the Independent Trustees in the manner described above for continuing this Agreement. Any notice furnished hereunder shall be in writing and shall be mailed or delivered to the other party at its address set forth below.

6.2      The Service Agent agrees to indemnify Northern and the Trust and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) the Trust from and against any losses, claims, damages, expenses (including fees and expenses of counsel) or liabilities (“Damages”) to which Northern, the Trust or such person may become subject in so far as such Damages arise out of the failure of the Service Agent or its employees, agents or Customers to comply with the Service Agent’s obligations under this Agreement. Notwithstanding the foregoing, neither Northern nor the Trust shall be entitled to be indemnified for Damages arising out of its or its agent’s or employee’s gross negligence. The foregoing indemnity agreement shall be in addition to any liability the Service Agent may otherwise have.

7.        The Service Agent shall be deemed to be an independent contractor and not an agent of Northern or the Trust for all purposes hereunder and shall have no authority to act for or represent Northern or the Trust. In addition, no officer or employee of the Service Agent shall be deemed to be an employee or agent of the Trust or Northern, nor will be subject, in any respect, to the supervision of Northern or any affiliate thereof. Neither the Service Agent nor any of its officers, employees or agents are authorized to make any representations concerning the Trust or Premier Shares except those contained in the Trust’s then-current prospectuses and statements of additional information for Premier Shares or in such supplemental literature or advertising as may be authorized by the Trust. The fees payable to the Service Agent pursuant to this Agreement shall not pertain to services or expenses which are primarily intended to result in the sale of Premier Shares.

8.        This Agreement has been approved by vote of a majority of (i) the Board of Trustees and (ii) the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

9.        The Declaration of Trust establishing Northern Institutional Funds, dated July 1, 1997, together with all amendments thereto (the “Declaration”), is on file with the Trust. The name “Northern Institutional Funds” refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and the obligations of the Trust or a Portfolio or class thereof are not binding upon any of the Trustees, officers or shareholders individually, but bind only the Trust Property of the applicable Portfolio or class thereof. Only the Premier Shares of a particular Portfolio shall be responsible for the fees payable hereunder with respect to such Shares.

10.      If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of Illinois (except with respect to paragraph 9, which will be governed by the laws of Delaware) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the undersigned at Northern Trust Investments, Inc., 50 South LaSalle, Chicago, IL 60675.

Very truly yours,

NORTHERN TRUST
INVESTMENTS, INC.

Date:	By:
Authorized Officer

Accepted and Agreed to:

(Name of Service Agent)

Date:	By:
Authorized Officer

Address:

NIFPremSharesAgr.doc